UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2016

TRANSMONTAIGNE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32505	34-2037221
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1670 Broadway, Suite 3100, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-626-8200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2016, the board of directors of TransMontaigne GP L.L.C., the general partner (the “General Partner”) of TransMontaigne Partners L.P. (the “Partnership”), nominated Theodore D. Burke to serve as an affiliated member of the board of directors of the General Partner effective February 22, 2016.

Mr. Burke serves as a Partner and the General Counsel of ArcLight.  He joined ArcLight in 2014 and has over 30 years of legal, energy finance, and private equity experience.  Prior to joining ArcLight, Mr. Burke was the Chief Executive and Global Managing Partner of Freshfields, Bruckhaus Deringer LLP.  Before Freshfields, he was a Partner with Milbank Tweed Hadley and McCloy.  Mr. Burke earned a Bachelor of Arts in Economics from the University of Vermont and a Juris Doctor from Georgetown University.

There are no arrangements or understandings between Mr. Burke and any other persons with respect to his appointment.  There are no relationships between Mr. Burke and the General Partner or the Partnership that require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRANSMONTAIGNE PARTNERS L.P.

	By:	TransMontaigne GP L.L.C., its general partner

Date: February 24, 2016	By:	/s/ Michael A. Hammell
Michael A. Hammell Executive Vice President, General Counsel and Secretary